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                                                                 Exhibit 23.7(a)

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 31, 2002, accompanying the consolidated financial statements of rStar Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 contained in this Registration Statement. We consent to the use of the aforementioned report in this Amendment No. 5 to the Registration Statement on Form F-4, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thorton, LLP




San Francisco, California
March 4, 2002